Exhibit 99.1

            GSI GROUP ANNOUNCES 2005 SECOND QUARTER FINANCIAL RESULTS

       IMPACT OF OPERATING IMPROVEMENTS LEAD TO INCREASES IN PROFITABILITY

    BILLERICA, Mass., July 25 /PRNewswire-FirstCall/ -- GSI Group,
(Nasdaq: GSIG and TSX: GSI), a major supplier of precision motion components, lasers and laser systems, today announced financial results for the second quarter ended July 1, 2005. All data is expressed in U.S. GAAP and in U.S. dollars.

    "Sales and margins were higher in each business segment from prior quarter. Along with improved revenues, increased orders led to the highest book-to-bill ratio in four quarters," said Charles Winston, President and CEO of GSI Group. "More importantly, expenses were driven down from last quarter through a combination of materials cost reductions, favorable product mix and absence of non-recurring charges resulting in a six point improvement in gross margins."

    EPS Increases Seven Cents from Prior Quarter, Book-to-Bill Above 1.0
     * Sales were $66.9 million for the second quarter of 2005, compared to $64.8 million in the previous quarter, an increase of 3%.
     *  Book-to-bill ratio was 1.04, the highest level in the past 4 quarters.
     * Backlog increased 5% or $2.7 million to $61.6 million at the end of the second quarter, compared to $58.9 million in the previous quarter.
     * Bookings were $69.6 million for the quarter, an increase of $7.2 million or 12% from the previous quarter.
     * Net income was $3.1 million or $0.07 per diluted share for the second quarter, compared to net income of $0.1 million or $0.00 per diluted share in the previous quarter.

    Gross Margin Increases Six Percentage Points
     * Gross margin for the quarter was 41% of sales, as compared to 35% in the previous quarter.

    Improvement in All Segments Drives Overall Growth
     * Precision Motion segment reported sales of $34.2 million as compared to $34.0 million in the previous period. Operating income was $4.9 million for the second quarter 2005, an increase from $3.3 million in the previous quarter. Gross margin was 42% compared to 37% in the previous quarter.
     * The Systems segment reported sales of $23.7 million, compared to $22.0 million during the previous quarter. The segment contributed an operating profit of $3.1 million for the second quarter 2005, as compared to $1.6 million in the previous quarter. Gross margin was 39% as compared to 35% during the previous quarter.
     * Laser segment reported sales of $11.4 million, as compared to $10.3 million during the previous quarter. The segment had operating income of $0.8 million in the second quarter 2005 versus $0.7 million operating loss in the previous quarter. Gross margin was 36% in the second quarter of 2005, as compared to 25% during the previous quarter.

    Other Key Metrics
     * Use of cash from operations was $8.1 million for the second quarter as compared to $1.2 million used in the previous quarter. This was primarily driven by an $8 million increase in accounts receivable due to timing issues from several major semiconductor accounts and an increase in demo inventory in the systems segment for planned new account penetration.
     *  Cash, cash equivalents and marketable investments totaled $78.3 million.

    Geographic Sales Increase in Asia-Pacific
    Geographically, sales for the second quarter of 2005 were as follows: approximately 44% in the Americas, 39% in Asia & Japan and 17% in Europe.

    Dial In: July 26th at 8:30am EDT
    GSI Group will host a conference call for investors at 8:30 p.m. Eastern Time on July 26th. To participate, call 913-981-5581. A replay of the call will be available by dialing 888-203-1112. Access code: 4633999. The conference call also will be broadcast live over the Internet in listen-only mode at http://www.gsig.com.

    Analyst Day
    GSI will be hosting an analyst day on September 22nd in New York at the Crowne Plaza Times Square. Anyone interested in attending, please register on our website at: http://www.gsig.com/investors.

    About GSI Group
    GSI Group supplies precision motion control products, lasers and laser-based advanced manufacturing systems to the global medical, semiconductor, electronics, and industrial markets. GSI Group' common shares are listed on Nasdaq (GSIG) and The Toronto Stock Exchange (GSI).

    Certain statements in this news release may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the United States Securities Act of 1933 and
Section 21E of the United States Securities Exchange Act of 1934. These forward-looking statements may relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, tax issues and other matters. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "objective" and other similar expressions. Readers should not place undue reliance on the forward- looking statements contained in this news release. Such statements are based on management's beliefs and assumptions and on information currently available to management and are subject to risks, uncertainties and changes in condition, significance, value and effect. Other risks include the fact that the Company's sales have been and are expected to continue to be dependent upon customer capital equipment expenditures, which are, in turn, affected by business cycles in the markets served by those customers. Other factors include volatility in the semiconductor industry, the risk of order delays and cancellations, the risk of delays by customers in introducing their new products and market acceptance of products incorporating subsystems supplied by the Company, similar risks to the Company of delays in its new products, our ability to continue to reduce costs and capital expenditures, our ability to focus R&D investment and integrate acquisitions and other risks detailed in reports and documents filed by the Company with the United States Securities and Exchange Commission and with securities regulatory authorities in Canada. Such risks, uncertainties and changes in condition, significance, value and effect, many of which are beyond the Company's control, could cause the Company's actual results and other future events to differ materially from those anticipated. The Company does not, however, assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

    GSI-G
    For more information contact: Investor Relations, 978-439-5512, Ray Ruddy, (ext. 6170)

                                 GSI GROUP INC.
                     CONSOLIDATED BALANCE SHEETS (Unaudited)
       (U.S. GAAP and in thousands of U.S. dollars, except share amounts)

                                                      July 1,    December 31,
                                                       2005          2004
                                                    ----------   ------------
                      ASSETS
Current
  Cash and cash equivalents                         $   64,014   $     82,334
  Short-term investments                                14,256          2,995
  Accounts receivable, less allowance
   of $1,269 (December 31, 2004 - $2,470)               61,011         60,314
  Income taxes receivable                                1,586          2,287
  Inventories                                           63,977         60,319
  Deferred tax assets                                   13,835         13,094
  Other current assets                                   8,676         10,311
    Total current assets                               227,355        231,654
Property, plant and equipment,
 net of accumulated depreciation of $27,482
 (December 31, 2004 - $26,604)                          45,261         50,220
Deferred tax assets                                     17,789         18,364
Other assets                                             2,758          2,906
Long-term investments                                      640          5,681
Intangible assets, net of amortization of
 $3,061 (December 31, 2004 - $2,139)                    16,821         18,152
Patents and acquired technology, net of
 amortization of $28,191
 (December 31, 2004 - $25,883)                          30,001         32,837
Goodwill                                                26,421         26,350
                                                    $  367,046   $    386,164
      LIABILITIES AND STOCKHOLDERS' EQUITY
Current
  Accounts payable                                  $   13,727   $     18,462
  Income taxes payable                                   1,408          4,045
  Accrued compensation and benefits                      8,805         13,160
  Other accrued expenses                                17,335         21,327
    Total current liabilities                           41,275         56,994
Deferred compensation                                    2,490          2,178
Deferred tax liabilities                                10,884         11,521
Other liability                                             83             27
Accrued minimum pension liability                        9,471          9,881
    Total liabilities                                   64,203         80,601
Commitments and contingencies
Stockholders' equity
  Common shares, no par value;
  Authorized shares: unlimited;
  Issued and outstanding: 41,581,447
  (December 31, 2004 - 41,449,270)                     309,210        308,669
  Additional paid-in capital                             3,199          3,289
  Retained earnings (accumulated deficit)                1,266         (1,969)
  Accumulated other comprehensive loss                 (10,832)        (4,426)
    Total stockholders' equity                         302,843        305,563
                                                    $  367,046   $    386,164

                                 GSI GROUP INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
       (U.S. GAAP and in thousands of U.S. dollars, except share amounts)

                                         Three Months Ended        Six Months Ended
                                      -----------------------   -----------------------
                                        July 1,      July 2,      July 1,      July 2,
                                         2005         2004         2005         2004
                                      ----------   ----------   ----------   ----------
Sales                                 $   66,850   $   84,537   $  131,691   $  159,390
Cost of goods sold                        39,168       49,019       81,061       94,132
Gross profit                              27,682       35,518       50,630       65,258
Operating expenses:
 Research and
  development                              6,368        6,002       12,827       10,761
 Selling, general and
  administrative                          15,098       14,527       30,479       28,012
 Amortization of
  purchased intangibles                    1,648        1,162        3,400        2,710
 Acquired in-process
  research and development                    --          430           --          430
 Other                                         4           --          201           --
  Total operating
   expenses                               23,118       22,121       46,907       41,913
Income from operations                     4,564       13,397        3,723       23,345
 Other income (expense)                        8           --            8          (15)
 Interest income                             387          211          779          390
 Interest expense                            (68)         (26)         (63)         (55)
 Foreign exchange
  transaction gains
  (losses)                                   325         (347)         943         (606)
Income before income
 taxes                                     5,216       13,235        5,390       23,059
Income tax provision                       2,091        1,421        2,155        2,306
Net income                            $    3,125   $   11,814   $    3,235   $   20,753
Net income per common
 share:
 Basic                                $     0.08   $     0.29   $     0.08   $     0.51
 Diluted                              $     0.07   $     0.28   $     0.08   $     0.49
Weighted average
 common shares
 outstanding (000's)                      41,522       41,059       41,493       41,009
Weighted average
 common shares
 outstanding for
 diluted net income per
 common share (000's)                     41,728       42,250       41,755       42,200

                                 GSI GROUP INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
                  (U.S. GAAP and in thousands of U.S. dollars)

                                        Three Months Ended         Six Months Ended
                                      -----------------------   -----------------------
                                        July 1,      July 2,      July 1,      July 2,
                                         2005         2004         2005         2004
                                      ----------   ----------   ----------   ----------
Cash flows from operating
 activities:
Net income                            $    3,125   $   11,814   $    3,235   $   20,753
Adjustments to reconcile
 net income to cash
 provided by (used in)
operating activities:
  Loss on disposal of assets                   4           --          201           --
  Loss on sale of investments                 --           --           --           15
  Acquired in-process
   research and development                   --          430           --          430
  Stock-based compensation                   (28)          68          (90)         119
  Depreciation and
   amortization                            3,522        2,855        7,100        6,601
  Unrealized gain on
   derivatives                               (93)        (189)         (37)        (189)
  Deferred income taxes                     (720)      (3,120)      (1,118)      (5,690)
Changes in current assets and
 liabilities:
  Accounts receivable                     (8,652)       7,161       (2,388)      (1,998)
  Inventories                             (2,181)      (4,015)      (5,244)     (10,896)
  Other current assets                      (468)      (1,096)       1,559         (532)
  Accounts payable, accrued
   expenses, and taxes
   (receivable) payable                   (2,637)      (1,303)     (12,533)      10,480
Cash provided by
 (used in) operating
 activities                               (8,128)      12,605       (9,315)      19,093

Cash flows from investing activities:
  Acquisition of business                    (71)     (54,744)         (71)     (54,744)
  Sale of assets                           1,550           --        1,550           --
  Additions to property,
   plant and equipment,
   net                                    (1,132)        (589)      (2,030)        (866)
  Proceeds from sales and
   maturities of short-term
   and long-term
   investments                             8,000       15,485       11,000       63,105
  Purchases of short-term
   and long-term
   investments                            (9,243)     (12,945)     (17,219)     (39,436)
  (Increase) decrease in
   other assets                              (16)        (156)          86         (153)
Cash used in investing
 activities                                 (912)     (52,949)      (6,684)     (32,094)

Cash flows from financing activities:
  Issue of share capital                     273        1,309          464        1,637
Cash provided by
 financing activities                        273        1,309          464        1,637

Effect of exchange rates
 on cash and cash
 equivalents                              (1,579)         230       (2,785)         521
Decrease in cash and
 cash equivalents                        (10,346)     (38,805)     (18,320)     (10,843)
Cash and cash
 equivalents,
 beginning of period                      74,360       91,997       82,334       64,035
Cash and cash equivalents,
 end of period                        $   64,014   $   53,192   $   64,014   $   53,192

                                 GSI GROUP INC.
                  Consolidated Analysis By Segment (unaudited)
                           (thousands of U.S. dollars)

                                         Three Months Ended        Six Months Ended
                                      -----------------------   -----------------------
                                        July 1,      July 2,      July 1,      July 2,
                                         2005         2004         2005         2004
                                      ----------   ----------   ----------   ----------
Sales:
Precision Motion Group                $   34,151   $   41,854   $   68,136   $   75,210
Laser Group                               11,426       11,677       21,686       23,243
Laser Systems Group                       23,711       36,720       45,714       71,158
Intersegment sales
 elimination                              (2,438)      (5,714)      (3,845)     (10,221)
Total                                 $   66,850   $   84,537   $  131,691   $  159,390

Gross profit %:
Precision Motion Group                      41.9%        39.7%        39.4%        37.1%
Laser Group                                 36.1%        30.9%        31.0%        29.0%
Laser Systems Group                         39.0%        43.3%        37.3%        44.3%
Intersegment sales
 elimination                                (0.4)%       10.6%        (0.6)%        9.0%
Total                                       41.4%        42.0%        38.4%        40.9%

Segment income from operations:
Precision Motion Group                $    4,872   $    8,385        8,169   $   13,478
Laser Group                                  803          496           92          700
Laser Systems Group                        3,146        9,950        4,769       19,643
Total by segment                           8,821       18,831       13,030       33,821
Unallocated amounts:
 Corporate expenses                        4,227        4,978        9,053        9,160
 Amortization of
  purchased intangibles
  not allocated to
  a segment                                   26           26           53          886
Acquired in-process
 research and development                     --          430           --          430
Other                                          4           --          201           --
Income from operations                $    4,564   $   13,397   $    3,723   $   23,345

                                 GSI GROUP INC.
          Consolidated Sales Analysis By Geographic Region (unaudited)
                           (millions of U.S. dollars)

                                      Three months ended
                          -----------------------------------------
                              July 1, 2005          July 2, 2004
                          -------------------   -------------------
                                       % of                  % of
                            Sales      Total      Sales      Total
                          --------   --------   --------   --------
North America             $   28.9         43%  $   41.8         49%
Latin and South America        0.4          1        0.5          1
Europe (EMEA)                 11.2         17       12.0         14
Japan                          9.0         13       13.4         16
Asia-Pacific, other           17.4         26       16.8         20
  Total                   $   66.9        100%  $   84.5        100%

                                      Six months ended
                          -----------------------------------------
                              July 1, 2005          July 2, 2004
                          -------------------   -------------------
                                       % of                  % of
                            Sales      Total      Sales      Total
                          --------   --------   --------   --------
North America             $   53.9         41%  $   80.6         51%
Latin and South America        0.8          1        0.6          -
Europe (EMEA)                 22.3         17       25.5         16
Japan                         22.7         17       24.9         16
Asia-Pacific, other           32.0         24       27.8         17
  Total                   $  131.7        100%  $  159.4        100%

SOURCE  GSI Group
    -0-                             07/25/2005
    /CONTACT: Ray Ruddy, Investor Relations of GSI Group, +1-978-439-5512, ext. 6170/
    /Company News On-Call: http://www.prnewswire.com/comp/107189.html/ /Web Site: http://www.gsig.com /

_